UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 4, 2009, Horizon Bank (the “Bank”), a wholly owned subsidiary of Horizon Financial Corp. (the “Company”), received a Supervisory Prompt Corrective Action Directive (the “Directive”) from the Federal Deposit Insurance Corporation (the “FDIC”) due to the Bank’s “critically undercapitalized” status as of September 30, 2009 under regulatory capital guidelines.  The Bank was also recently notified that the FDIC did not accept the Bank’s Capital Restoration Plan.  As noted below, before its receipt of the Directive, the Bank was already subject to many of the restrictions of the Directive and was already addressing these items.

The Directive provides that within 30 days of the effective date of the Directive (by January 2, 2010), the Bank must: (1) sell enough voting shares or obligations of the Bank so that the Bank will be “adequately capitalized” under regulatory capital guidelines; and/or (2) accept an offer to be acquired by a depository institution holding company or combine with another insured depository institution.  While the Bank continues to act upon both tactical and strategic alternatives to raise capital and restructure its balance sheet, as has been widely publicized, access to capital markets is extremely limited in the current economic environment, making it highly unlikely that in the current financial environment and in light of its capital position its efforts will be successful and result in sufficient capital infusion in order to comply with the Directive.

The Directive also prohibits the Bank from: (1) accepting, renewing or rolling over any brokered deposits; (2) paying interest on deposits in excess of prescribed limits; (3) allowing its average total assets during any calendar quarter to exceed its average total assets during the preceding calendar quarter; (4) making any capital distributions or dividend payments to the Company or any affiliate of the Bank or the Company; and (5) establishing or acquiring a new branch and requires the Bank to obtain the approval of the FDIC prior to relocating, selling or disposing of any existing branch.  In addition, the Directive provides that the Bank may not pay any bonus to, or increase the compensation of, any director or officer of the Bank without the prior approval of the FDIC, and the Bank must comply with Section 23A of the Federal Reserve Act without the exemption for transactions with certain affiliated institutions. Lastly the Bank may take no further action under the previously issued FDIC Order issued on May 24, 1994 allowing the Bank to engage in real estate development for single-family residential use up to 25% of the Bank’s Tier 1 capital. The Bank was already substantially subject to each of these prohibitions prior to the issuance of the Directive, and since earlier this year, key components of the Bank’s business strategy have included the reduction in its asset base and brokered deposits.

The foregoing description of the Directive is qualified in its entirety by reference to the full text of the Directive, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Supervisory Prompt Corrective Action of the Federal Deposit Insurance Corporation dated December 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: December 8, 2009	By:	/s/ Richard P. Jacobson
Richard P. Jacobson
Chief Executive Officer and President